Exhibit 99.1

PCB Bancorp Announces Participation at Keefe, Bruyette & Woods Community Bank Investor Conference
Los Angeles, California - July 29, 2019 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank, announced that Henry Kim, President and Chief Executive Officer, Timothy Chang, Executive Vice President and Chief Financial Officer, and Brian Bang, Senior Vice President and Chief Credit Officer, will be participating at the Keefe, Bruyette & Woods Community Bank Investor Conference on July 30 and 31, 2019 in New York City.
About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000